BRICK TO CLICKS SERVICE & LICENSEING AGREEMENT
                 ----------------------------------------------

Agreement made as of November 1 , 2000 (Date) between eAutoclaims.com Corporation (eAuto) with offices located at 2708 Alt. 19 North, Suite 604, Palm Harbor, Florida and Inspire Claims Management, Inc. ("Client") with offices located at 930 Florin Road, Sacramento, CA 95831. This Agreement encompasses the offices located in the states of Washington, Oregon, California, Arizona, Nevada and Texas.

As follows:

Whereas EAUTO provides certain online application claims management services and has developed a nationwide network of vehicle repair Vendors and a system of cooperation between EAUTO and its Vendors to furnish economical, quality, and efficient vehicle repairs or appraisals for EAUTO and its clients and whereas Client is engaged in the business of providing physical damage insurance to its Customers, EAUTO and client agree as follows:

1.       Definitions:

         When used in the Agreement the following terms have these meanings:

         B2C SYSTEM
                           BRICKS  TO   CLICKS   SYSTEM-   EAUTO's   proprietary
                           nationwide  Internet  Claims  Management  application
                           providing the administration,  estimating,  auditing,
                           appraising and  management of physical  damage repair
                           to vehicles via a network of contracted vendors.
         Customer          The client's insured, or third party claimant.
         Vendor            A  motor  vehicle  repair  facility,  rental  agency,
                           appraiser,   glass   replacement   company,   salvage
                           facility or other facility  providing Vehicle related
                           services.
         Repairs           Physical damage or mechanical repairs of vehicles.
         -------
         Vehicles          As listed on Appendix B.
         --------

2.       Client Agrees To:

     a. Designate EAUTO as its agent to administer repair appraisals services and procedures on behalf of Client as listed in Appendix A.

     b. Communicate to EAUTO by way of B2C assignment application (or similar) form, the names, phone numbers and all pertinent information on all the Client's Customers who have reported an accident and are using the eAuto's member network in order that EAUTO can follow-up on assignments, to perform audit's on network estimates and provide an explanation of the benefits of making use of the B2C system.

     c. Assign 600 claims as a minim number of monthly customer appraisal assignments utilizing the B2C SYSTEM for estimating, auditing and appraisals in all accordance with Appendix A.

     d. Communicate daily via the B2C "Data Repair Center" to EAUTO, repair or denial confirmations for each claim as per Appendix A.


     e. Pay EAUTO for all repair services rendered as listed in Article 4 (compensation) within seven (7) days of the invoice date. Upon late payment of repair services, client agrees to forfeit earned volume discount for those invoices that are not paid.

     f. Pay EAUTO for all file management fees, minus any volume discount applicable, for service rendered as listed in Article 4 (compensation) within fifteen 15 days of the monthly "batch" invoice or seven (7) days of the individual claim invoice date, as per Appendix A. If EAUTO does not receive payment for repair services in the above-mentioned time, EAUTO may void any volume discount and at its own discretion and charge Client for the entire LAE Expense.

     g. Hold-harmless and indemnify EAUTO from any claims or judgments as a result of EAUTO following the claims or claims auditing guidelines set by the Client. Inclusive but not limited to the use of aftermarket parts.

     h. Not in any way duplicate the B2C SYSTEM provided by EAUTO, or will compensate EAUTO $100,000 for damages, unless otherwise agreed to in writing.

     i. Not demonstrate, give access or show the B2C SYSTEM to any outside vendor, competitor or any non-Client personnel or Client will accept the responsibility for damages as set forth in paragraph H, unless agreed to in writing by EAUTO.

     j. Non-disclose any information regarding the B2C SYSTEM to any outside vendors, EAUTO competitors or any non-Client personnel, or Client will be held responsible for damages, unless agreed to in writing by EAUTO.

     k. Use the application as it is provided and understands and agrees that they will not make any changes to the application and agrees they are being licensed to use the B2C SYSTEM at the SOLE discretion of EAUTO and or as described in this contract.

     l.   Adhere to procedures as set forth in Appendix A.

3.       EAUTO Agrees To:


     a. Maintain and make available to Client and its Customers, a toll-free telephone number, which shall be operated by EAUTO personnel from 8 a.m. to at least 8 p.m. (Eastern Standard Time) Monday through Friday except for national holidays. It is agreed that EAUTO and Client shall amend as necessary.

     b. Maintain a network of quality physical damage repair Vendors in those states and cities where Client has insured Customers. In the event no Vendor is available to a Customer, EAUTO shall either obtain a Vendor within twenty-four (24) hours, or assign the claim to an Independent Adjuster, as agreed to by the Client, and notify the Client of the status change via the B2C SYSTEM.

     c. Monitor all Vendors for timely repairs, quality workmanship, and courtesy. Any Vendor not providing consistent quality service shall be terminated and replaced with a quality Vendor.

     d. Make certain that all Vendors maintain legally required insurance and proper equipment to serve the public in the capacity of a vehicle physical damage repair facility in the city and state where Vendor is located.

     e. Provide electronic audits on all B2C SYSTEM estimates received from Vendors (except total losses). EAUTO shall obtain an agreed repair price from the network vendor on estimates prior to approving or seeking repair approval from Client.

     f. Provide a warranty on the quality of all physical damage repairs, original equipment manufactured (OEM) replacement body parts, labor, paint and materials shall be warranted for as long as the Customer owns the Vehicle. This warranty is exclusive of normal ware and tear on replacement parts. All other parts carrier the normal market warranty.

     g. Agrees to not in anyway "Steer" the Clients customer to use a repair shop for the vehicles repairs and to clearly state to the Clients Customer that they are NOT required to use the B2C SYSTEM vendor.

     h. Pay all vendors of authorized services preformed, in-full within the Vendors contracted timeline.

     i. Obligate Vendors to provide at least two (2) weeks free storage when necessary to Client and/or Customers.

     j. EAUTO agrees to collect a signed Direction to Pay from are vendors before repairs begin.

     k.   Adhere to procedures as set forth in Appendix A.


4.       Compensation

         Client shall pay EAUTO a contracted file management fee of fifty dollars ($50) for each estimate preformed for the Client that utilizes the EAUTO B2C SYSTEM network in accordance with Appendix A.

                  -Should the Clients Customer decide to utilize the B2C SYTEM network vendor for repairs, the file management fee will be reduced to twenty-five dollars ($25) per estimate.

                  -Should the Clients customer decide to utilize the B2C SYSTEM network vendor for repairs and the claim is assigned "Approved", the file management fee will be reduced from the original fifty-dollar ($50) fee to ten dollars ($10) per estimate.

                  Additional Volume Discounts:

                  The earned volume discount is one's share of the discount eAutoclaims.com receives from our contracted shops. The discount is applied directly to all estimates written and appears on each claims cover page. The volume discount is based on one's total claims submission from the previous month.


                  Number of Monthly Files           Percentage of Discounts
                  -----------------------           -----------------------
                  1        -100                             1%
                  101      -250                             2%
                  251      -500                             3%
                  501      -800                             4%
                  801+                                      5%


                  Additional Services:

                  Condition Reports for Total Losses       $10.00 per file (plus
                                                            the estimate fees)
                  Desk Audits                              $25.00 per file
                  (Independent adjusters or non-network shops)

         ALL FILE MANAGEMENT FEES ARE BASED ON THE CONTRACTED VOLUME STATED IN NUMBER 2, PARAGRPH C.

         Client shall pay EAUTO for all Client requested re-inspections by Independent Adjusters. Re-inspection fees shall be billed at the pass through rate charged by the vendor.

         EAUTO shall invoice Client on a per file basis for all repairs/losses being repaired at a B2C SYSTEM network vendor, as they are incurred. Client shall remit to EAUTO payment for said invoice within seven (7) days of the invoice date. Upon late payment of repair services, client agrees to forfeit earned volume discount.

         EAUTO will "Batch" invoice the Client on a monthly basis for all file management fees incurred. EAUTO agrees will apply the earned volume discount on a monthly basis." , at the clients request. Client shall remit to EAUTO payment for said invoice within fifteen (15) days of the date of the invoice. If EAUTO does not receive payment for repair services in the above-mentioned time, EAUTO may void any volume discount and at its own discretion and charge Client for the entire LAE Expense.

         All payments to Vendors for Repairs shall be responsible of EAUTO except Customers shall be responsible for payment of deductible and betterments.

         EAUTO shall "pass-through" to Client any Customer payments made to EAUTO for repairs planed but NOT preformed as originally requested by the Customer. It is understood that the Customer may and has the right to change their decision to use a B2C SYTEM network vendor without any penalty. EAUTO shall begin processing any such claim immediately upon discovery.

5.       Confidential Matter

         Client understands that the EAUTO Vendor network is proprietary and has incurred much expense. Therefore, Client shall not, and shall be responsible for ensuring that its employees, agents, and representatives shall not, knowingly disclose, reveal, or otherwise use for any purpose other than the limited purpose of performing its obligations under this Agreement, any information of any type concerning EAUTO, including, and without limitation, any management information or Vendor network or proprietary information, or any information regarding EAUTO's practices, procedures, strategies, organization or profits. If Client makes any copies of any such information that is provided in documentary form, or prepares any notes, memoranda or other documents setting forth the same, all of such copies, notes, memoranda other documents and all copies of the same, and all documents furnished to Client by EAUTO and all copies of the same, shall be turned over to EAUTO or destroyed immediately upon the termination of this agreement.

6.       Term

         This Agreement shall commence on November 1, 2000 and shall terminate at the close of business on October 31, 2001.


7.       Upon Termination

         Client understands that EAUTO's network is unique insofar that no other company has the identical network of repair facilities. Therefore, after termination of this Agreement, either for cause or without, Client acknowledges and agrees that Client, its employees, agents, and representatives shall not knowingly, for a period of one year, direct any of its Customer to any Vendor that is (a) under contract with EAUTO and b) located in an area where there are more than five (5) automobile body repairing and painting Vendors listed in the "Yellow Pages" distributed in such area. Except for the Client's current and previous Direct Repair Program as listed in Appendix C.

8.       Termination for Cause

         If either party wishes to exercise its right to terminate this Agreement for cause, such party shall provide the other party hereto with written notice to such effect, which notice shall be given in the same manner as the written notice referred to in paragraph 6 hereof, termination hereof shall be effective thirty (30) days after such notice has been do deposited.


9.       Exclusivity

         Client understands that EAUTO is limited with respect to the number of insurance companies and/or Third Party Administrators (TPA's) that it will be able to service by virtue of the capacity of its Vendor network. As EAUTO has no intention of overloading its Vendors to a point where quality of service shall be diminished, EAUTO shall accept only that amount of business its Vendors will be able to service properly. Because EAUTO will only solicit a limited number of insurance companies, it will be foregoing opportunities with other insurance companies/TPA's. For this reason, Client agrees that during the term of this Agreement, Client will not utilize any person or entity relative to the B2C application other than EAUTO to perform any actions the same as those contemplated to the performed by EAUTO hereunder. This does not relate to services other than the Internet Direct Repair Application.

10.      Client Acknowledgment

                  Client acknowledges the EAUTO receives fees from its Vendors that participate in its proprietary program. The fees paid may be in a flat annual fee, a fee based upon the volume of repairs, a fee based upon the dollar value of repairs, and/or a monthly fee plus a percentage of the dollar value of repairs, and/or a monthly fee plus a fee based upon the number of repairs. Fees received from particular Vendors may vary from time to time.

11.      Governing Law

         The validity, interpretation and performance of this Agreement will be controlled by and construed under the laws of the State of Florida.

12.      Indemnification

         Client agrees to defend and hold harmless EAUTO from and against any and all claims, demands, costs, and liabilities, including reasonable attorney's fees, made or charged against EAUTO and arising from Client's breach of any of its obligations hereunder.

         EAUTO agrees to defend and hold harmless Client from and against any and all claims, demands, costs and liabilities, including reasonable attorney's fees, made or charged against Client that arise from the acts of EAUTO and/or its Vendors to the extent that EAUTO and/or Client are covered for such claims, demands, costs and liabilities, including reasonable attorney's fees, under EAUTO's Errors and Omissions and/or Liability insurance policies.

13.      Assignment

         This Agreement may not be assigned by Client without the written consent of EAUTO, which consent shall not be unreasonably withheld.

14.      Severability

         If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be performed as if such invalid or unenforceable provision were not contained herein.


15.      Independent Contractors

         Each party shall undertake its performance under this Agreement as an independent contractor. Neither party shall have the authority to bind or obligate the other without the others written consent except as may be otherwise provided for in this Agreement

16.      Notice

         Notices to Client shall be made to the following address:


         Inspire Claims Management, Inc.
         930 Florin Rd.
         Sacramento, CA 95831


         Notices to EAUTO shall be mailed to the following address:

                  eAutoclaims.com
         Attn:    Eric Seidel, President/CEO
                  2708 Alt. 19 North, Suite 604
                  Palm Harbor, Florida  34683



         All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to EAUTO or to any officer or designated representative of EAUTO entitled to receive the notice or, five (5) days after mailing when sent by certified or registered first class mail, postage prepaid, properly addressed to the party entitled to receive such notice at the address set forth above.


17.      Entire Agreement

         This document contains the entire Agreement between the parties with respect to the matters set forth herein and may not be changed or terminated orally. No amendment or modification of this Agreement shall be valid and binding unless made in writing and signed by the party against whom enforcement thereof is sought.

         IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.


         E.AUTOCLAIMS.COM, CORP.            COMPANY NAME


         By:                                                  By:
             ----------------------------------------             ----------------------------------------

         Title:                                               Title:
                -------------------------------------                -------------------------------------

         Date:                                                Date:
               --------------------------------------               --------------------------------------


                                   APPENDIX A

                              B2C SYSTEM PROCEDURE

                                   APPENDIX B



             VEHICLES THAT CAN BE SERVICED BY OUR REPAIR FACILITIES
             ------------------------------------------------------

     1.   All standard passenger cars.

     2.   All station wagons.

     3.   All sport utility vehicles (Blazer, Broncos)

     4. Pick-up trucks including 4-wheel drive, extended cabs, crew cabs and long beds up to and including one ton trucks

     5. All cargo and passenger vans including extended body and high cube vans up to and including one ton vans.



            VEHICLES THAT CANNOT BE SERVICED BY OUR REPAIR FACILITIES
            ---------------------------------------------------------

     1. All trucks over one ton including fire trucks, tractors units and box trucks.

     2.   All trailers of any type

     3.   All heavy equipment

     4.   Ambulance

     5. Any vehicle that has been significantly modified or customized that does not conform to normal characteristics.